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                                                                   EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference of our report dated March 5, 1998 on the financial statements of World Access, Inc. for the two years in the period ended December 31, 1997, which appears on page 51 of World Access, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, and which report has been incorporated by reference in each of the following:


         1. Registration Statement on Form S-8 (Registration Statement No. 333-66723) of World Access, Inc.;

         2. Registration Statement on Form S-8 (Registration No. 333-66731) of World Access, Inc.;

         3. Registration Statement on Form S-8 (Registration No. 333-68125) of World Access, Inc.;

         4. Registration Statement on Form S-8 (Registration No. 333-68619) of World Access, Inc.;

         5. Registration Statement on Form S-8 (Registration No. 333-68623) of World Access, Inc.;

         6. Registration Statement on Form S-8 (Registration No. 333-68625) of World Access, Inc.;


PRICEWATERHOUSECOOPERS LLP
Atlanta, Georgia
April 9, 1999